SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):           October 12, 2004

CROSSROADS SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

000-30362

(Commission File Number)

Delaware	74-2846643

(State of Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

8300 North MoPac Expressway, Austin, Texas	78759

(Address of Principal Executive Offices)	(Zip Code)

(512) 349-0300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 1.01 Entry Into a Material Definitive Agreement.

(a) On October 12, 2004, Crossroads Systems, Inc. and Richard Sorenson entered into a Letter Agreement regarding Mr. Sorenson’s employment with Crossroads, which is described further in Item 5.02 below. Pursuant to this agreement, Crossroads offered and Mr. Sorenson accepted the position of Chief Financial Officer and the agreement includes the terms of his employment. The agreement also provides that Mr. Sorenson initially will serve as Chief Financial Officer for an interim three month term.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On October 12, 2004, Crossroads Systems, Inc. appointed Richard Sorenson, 46, as its interim Chief Financial Officer, Secretary and Treasurer. Mr. Sorenson will also serve as Crossroads’ principal financial officer and principal accounting officer. Pursuant to an offer letter, Mr. Sorenson has agreed to serve in this capacity for a three-month period ending January 12, 2005.

     Prior to joining Crossroads, Mr. Sorenson served as president and CEO of Optiva Networks, LLC, a start-up telecommunications company, from November 2003 to August 2004. From June 2000 to November 2003, Mr. Sorenson served as an independent business consultant to several private companies. From March 1998 to June 2000, Mr. Sorenson served as co-founder and Chief Executive Officer of PointOne Telecommunications, a private telecommunications company. Mr. Sorenson has served in executive and senior management finance and business development assignments with medical device companies Intermedics, Inc., Sulzer Carbomedics, Inc. and Sulzer Vascutek, Ltd. Mr. Sorenson holds a B.S. from the University of Colorado and a M.B.A. from The Kellogg Graduate School of Management at Northwestern University.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.01	Employment Offer Letter Agreement dated October 8, 2004 by and between the Registrant and Richard H. Sorenson.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSROADS SYSTEMS, INC.
	By:	/s/ Rob Sims
Rob Sims
Dated: October 15, 2004		President and Chief Executive Officer